Exhibit 10.61

Passport Brands, Inc.
Nonqualified Stock Option Grant Agreement

THIS AGREEMENT, made as of the 9th day of February 2011, between Passport Brands, Inc. (the “Company”) and Robert S. Stec (the “Participant”).

WHEREAS, the Company has adopted and maintains the I.C. Isaacs & Company, Inc. 2010 Stock Incentive Plan (the “Plan”) to further the growth and development of the Company by enabling eligible persons to obtain a proprietary interest in the Company and affording the Company a means of attracting to its service persons of outstanding quality;

WHEREAS, the Plan provides that the Compensation Committee of the Board of Directors, such other committee as the Board of Directors may designate or the Board of Directors if it so elects (the term “Administrator” refers to whichever entity is administering the Plan) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the Administrator has determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.           Grant of Option.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Administrator hereby grants to the Participant a stock option (the “Option”) with respect to three hundred thousand (300,000) shares of common stock of the Company (“Common Stock”).  The Option shall not constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.           Grant Date.  The grant date of the Option is February 9th, 2011 (the “Grant Date”).

3.           Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.           Vesting and Exercisability.  The Participant’s right to purchase Common Stock pursuant to this Option shall vest as follows:

Number of Shares	Vesting Date
33,333	Grant Date
33,333	December 31, 2011
33,334	December 31, 2012
100,000	December 31, 2011
100,000	December 31, 2012

5.           Exercise Price.  The exercise price-per-share of each share with respect to this Option is as follows:

Vesting Date	Exercise Price
Shares vesting on Grant Date	$0.25 per share
Shares vesting on December 31, 2011	$0.25 per share
Shares vesting on December 31, 2012	$0.25 per share
Shares vesting on December 31, 2011	80% of Fair Market Value
Shares vesting on December 31, 2012	80% of Fair Market Value

6.           Expiration Date; Effect of Termination of Service.

(a)          Subject to the provisions of the Plan and this Agreement, the Option shall remain exercisable with respect to such shares for a five (5) year period beginning on the first day following the applicable Vesting Date, after which the Option with respect to such shares shall expire and be of no further force or effect.

(b)          In the event that the Participant’s service with the Company terminates for any reason other than cause:  (i) the Option, to the extent that it was exercisable at the time of such termination, shall remain exercisable until the three month anniversary of such termination of employment but in no event after the original expiration date and (ii) the Option, to the extent that it was not exercisable at the time of such termination, shall expire at the close of business on the date of such termination and thereafter shall be null and void and of no further force or effect.

(c)          In the event that the Participant’s service with the Company shall be terminated for cause, the Option, to the extent not exercised, shall expire as of the start of business on the date of such termination and thereafter shall be null and void and of no further force or effect.

7.           Method of Exercise.  The Option shall be exercisable in whole or in part.  The partial exercise of the Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.  The Option shall be exercised by delivering notice to the Company in the form and manner specified by the Administrator, accompanied by payment for the shares of Common Stock being purchased upon the exercise of the Option.  Payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full exercise price; or (ii) with the consent of the Administrator, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full exercise price; or (iii) at the discretion of the Administrator and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Administrator may from time to time prescribe (whether directly or indirectly through the exchange agent).  Certificates for shares of Common Stock purchased upon the exercise of the Option shall be issued in the name of the Participant or his beneficiary, as the case may be, and delivered to the Participant or his beneficiary, as the case may be, as soon as practicable following the effective date on which the Option is exercised.

8.           Securities Matters.

(a)          The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The exercise of the Option shall not be effective and the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

(b)          The Administrator may, in its sole discretion, defer the effectiveness of any exercise of the Option to the extent necessary to prevent the violation of any applicable law, provided that the exercise shall be effective on the earliest date that such exercise would not cause a violation of law.

(c)          The Participant shall have no rights as a stockholder with respect to any shares subject to the Option unless and until a stock certificate with respect to such shares is issued in the name of the Participant or, in the case of uncertificated shares, an appropriate book entry is made on the books of the transfer agent reflecting the issuance of the shares.

9.           Transferability/Exercise After Death.  During the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s legal representative and is not assignable or transferable otherwise than by will or by the laws of descent and distribution.  After the Participant’s death, the Option may be exercised pursuant to Section 6 hereof by the Participant’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the Participant’s will specifically disposes of the Option, in which case the Option may be exercised only by the recipient of such specific disposition.  Any such individual or entity that exercises the Option after the Participant’s death shall be bound by all the terms and conditions of the Plan and this Agreement.

10.           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

11.           Right of Discharge Preserved.  Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

12.           Integration.  This Agreement, together with the Plan, contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the Plan.  This Agreement, together with the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

13.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

15.           Participant Acknowledgment.  The Participant hereby acknowledges (i) receipt of a copy of the Plan, (ii) that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Option shall be final and conclusive and (iii) that any shares of Common Stock acquired through exercise of the Option are being acquired for the Participant’s own account and not with a view to distribution.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

PASSPORT BRANDS, INC.

By:

Name:

Title:

/s/ Robert S. Stec
Robert S. Stec